Exhibit 10.9

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

KLDiscovery 2020 Sales Commission Plan

Sales Performance Addendum

1.Plan Purpose

1.1

This document outlines the terms and conditions of the 2020 Sales Performance Addendum (the “2020 Addendum”) to the Sales Commission Plan commencing from January 1, 2020 through December 31, 2020 (the “2020 Commission Plan”) for KLDiscovery Ontrack, LLC (the “Company”), a copy of which is set out in Schedule 1 to this Addendum. This Addendum is specifically designed to provide additional incentive to top performing sales employees of the Company (“Top Sales Employee(s)”).

1.2	Notwithstanding that this Addendum is scheduled for the calendar year 2020 only, it shall apply into 2021 until such time as the applicable 2021 commission plan is finalised by the Company.

2.Commission Rates

2.1

Top Sales Employees are eligible to receive the incentive outlined in this Addendum on a calendar quarterly basis (commencing January 1, 2020) (a “Quarter”).  If the Top Sales Employee sells $[*] or more in Eligible Revenue (as defined below) in the prior 12 months to a Quarter, the Top Sales Employee is eligible to receive  a higher Commission rate for the applicable calendar Quarter (“Increased Commission”).

2.2

For the purposes of this Addendum, “Eligible Revenue” includes eDiscovery Services and Paper Services but excludes Managed Document Review Services and Non-Commissionable Services & Expenses. Eligibility is re-measured at the beginning of each Quarter and Top Sales Employees who first meet the threshold become eligible, Top Sales Employees who continue to meet the threshold remain eligible, and Top Sales Employees who fail to meet the threshold are no longer eligible for the current Quarter.  For example, if a Top Sales Employee sells $[*] or more in Eligible Revenue in the 12 (twelve) months ending June 2020, they are eligible for the Increased Commission for the Quarter commencing July 1 (i.e. the first Quarter after the 12 months assessment).

2.3

The Top Sales Employee will receive Increased Commission based on the applicable rate in the table below for all invoiced revenue other than Professional Services (covered separately in section 5.3 of 2020 Commission Plan).  Increased Commission rates are based on list price and vary depending on type of services and timing of the FID (as defined in the 2020 Commission Plan) for a matter or subscription. Subscription renewals will be paid out using the initial subscriptions FID as the base for determining the Increased Commission rate, unless otherwise approved in writing by the EVP, Global LT Sales.

2.4The following definitions apply:

[*] = Invoice [*]

[*] = Invoice [*]

[*]= Invoice [*]

[*]	[*]
	[*]	[*]	[*]
[*]	[*]%	[*]%	[*]%
[*]	[*]%	[*]%	[*]%
[*]	[*]%	[*]%	[*]%

Notes:

1.

[*]% rate for [*] if pricing does not exceed minimum pricing thresholds for established services.  In addition, projects where outside contractors are used to perform the services will be paid commission only on the gross margin dollars of the project for the Company versus the full revenue invoiced to the customer.

2.	Including but not limited to [*], travel expenses, supplies, freight, delivery media, etc. These are all items where the Company makes zero to small profit margins

3.Plan Administration

3.1

This 2020 Addendum constitutes highly confidential and proprietary information of the Company. Disclosure of the contents of this 2020 Addendum to any third party without the Company’s prior written consent is expressly prohibited.  This 2020 Addendum shall be administered according to the terms and conditions of the 2020 Commission Plan. All other terms and conditions of the 2020 Commission Plan will remain in full force and effect and shall not otherwise be varied by this 2020 Addendum.  In the event of any inconsistency between the terms of this 2020 Addendum and the 2020 Commission Plan, the terms of this Addendum shall prevail to determine such inconsistency.

Employee Krystina Jones
Signature: /s/ Krystina Jones	Date: 4/3/2020

Company Authorized Representative
Name: Andrew Southam, GC
Signature: /s/ Andrew Southam	Date: 4/3/2020